Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officer of NBT Bancorp Inc. (the “Company”) hereby constitutes and appoints Martin A. Dietrich, with full power of substitution, his or her true and lawful attorney-in-fact and agent, to do any and all things and acts in his name in all capacities which said Martin A. Dietrich may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for each of the undersigned, or any of them, any and all amendments to the registration statement (including pre- and post-effective amendments); and we hereby ratify and confirm all that said Martin A. Dietrich shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Signatures	Title	Date

/s/ Michael J. Chewens	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2011
Michael J. Chewens

/s/ Daryl R. Forsythe	Chairman of the Board	December 19, 2011
Daryl R. Forsythe

/s/ Patricia T. Civil	Director	December 19, 2011
Patricia T. Civil

/s/ John C. Mitchell	Director	December 19, 2011
John C. Mitchell

/s/ Richard Chojnowski	Director	December 19, 2011
Richard Chojnowski

/s/ Timothy E. Delaney	Director	December 19, 2011
Timothy E. Delaney

/s/ James H. Douglas	Director	December 19, 2011
James H. Douglas

/s/ Michael M. Murphy	Director	December 19, 2011
Michael M. Murphy

/s/ Joseph G. Nasser	Director	December 19, 2011
Joseph G. Nasser

/s/ Joseph A. Santangelo	Director	December 19, 2011
Joseph A. Santangelo

/s/ Robert A. Wadsworth	Director	December 19, 2011
Robert A. Wadsworth